Exhibit 99.1

Lam Research Corporation Announces Capital Return Program
Plan to return at least 50% of free cash flow to stockholders over the next five years
Increase quarterly dividend 120% to $1.10/share, with a bias to grow over time
Additional $2 billion share repurchase authorization for a total of $4 billion authorized since November 2017
Fremont, Calif., March 6, 2018 - Lam Research Corporation (Nasdaq: LRCX) today announced its plan to return at least 50% of free cash flow to stockholders over the next five years through share repurchases and dividends. This plan includes a 120% increase of the company’s quarterly dividend starting with the dividend to be declared in the June quarter, with a bias for the dividend to grow over time, and an additional $2 billion share repurchase authorization, with execution planned over the next 12 to 18 months.
On an annualized basis, a quarterly dividend of $1.10 per share of common stock would return approximately $702 million to stockholders based on shares outstanding as of December 24, 2017. Dividend payments are subject to quarterly declaration by the Board.
The new authorization increases the share repurchase authorization granted in November 2017 to an aggregate of $4 billion. Repurchases may be made through both public market and private transactions, and may include the use of derivative contracts and structured share repurchase agreements. The share repurchase program may be suspended or discontinued at any time.
“Our significant increase in capital returns, including our plan to return at least 50% of our free cash flow to stockholders over the next five years, underscores our confidence in the sustainability of long-term data economy demand drivers and the strength of Lam,” stated Martin Anstice, chief executive officer of Lam Research. "We continue to execute on our plan to increase shareholder returns through share repurchases and dividends over time as a complement to the substantial investments we are making to realize our long-term growth opportunities.”
Caution Regarding Forward-Looking Statements:
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: our plans to execute a capital return program, including our shareholder return plans, quarterly dividends, share repurchase program, and annualized return; our financial performance, cash generation capability and business opportunities; and our long-term demand drivers, business model, investments and dividend growth. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect, our continued financial health and ability to make share repurchases and pay dividends, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 25, 2017, and Form 10-Q for the quarter ended December 24, 2017. These uncertainties and changes could materially affect the forward looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this press release.
About Lam Research:
Lam Research Corp. is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world's leading semiconductor companies, we combine superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. In fact, today, nearly every advanced chip is built with Lam technology. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)
Company Contacts:
Satya Kumar
Investor Relations
(510) 572 - 1615
Email: investor.relations@lamresearch.com